EXHIBIT 6.3

                                  FEE AGREEMENT




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                                  FEE AGREEMENT



         For and in consideration of mutual benefits, detriments, and promises, the adequacy of which is hereby acknowledged, the parties hereto, Walter Galdenzi ("WG"), Business Exchange Holding Corporation ("BEHC"), Hometown
Investments, Inc. ("HI"), and Jarrold R. Bachman ("JB"), hereby covenant and agree as follows:

         1. JB, HI, and BEHC have provided valuable services and assistance in negotiating the acquisition of the contract of JNS Marketing, Inc. and consulting in structuring and closing the transaction and arranging for listing for trading.

         2. WG agrees that in consideration for the services rendered, WG shall pay JB, HIC, and BEHC the sum of $50,000 as follows: $50,000 upon approval for trading of JNS Marketing, Inc. by the NASD on the OTC Bulletin Board, through the filing of a 15c2-11 Disclosure Statement. Payment is due within 3 days after NASD approval.

         3. HIC, BEHC, and JB agree to use best efforts to promptly file and pursue the approval of the 15c2-11 Disclosure Statement of JNS Marketing, Inc. for trading on the OTC Bulletin Board.

         4. In the event it is necessary to commence legal action to enforce this Agreement, then the prevailing party shall be entitled to an award of legal fees and costs.

         5. Venue and jurisdiction shall be in Denver County District Court, State of Colorado.

         6. Any amendment to this Agreement must be in writing and signed by all parties to be effective.

         Dated:  ________________

BUSINESS EXCHANGE HOLDING CORP.


By: __________________________                   _________________________
                                                 Walter Galdenzi


                                                 HOMETOWN INVESTMENTS, INC.


_______________________________                  By: ______________________
Jarrold R. Bachman